Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

HEXION SPECIALTY CHEMICALS,	)
INC.; NIMBUS MERGER SUB INC.;	)
APOLLO INVESTMENT FUND IV, L.P.;	)
APOLLO OVERSEAS PARTNERS IV,	)
L.P.; APOLLO ADVISORS IV, L.P.;	)
APOLLO MANAGEMENT IV, L.P.;	)
APOLLO INVESTMENT FUN V, L.P.;	)
APOLLO OVERSEAS PARTNERS V,	)
L.P.; APOLLO NETHERLANDS	)
PARTNERS V(A), L.P.; APOLLO	)
NETHERLANDS PARTNERS V(B),	)
L.P.; APOLLO GERMAN PARTNERS V	)
GMBH & CO. KG; APOLLO ADVISORS	)
V, L.P.; APOLLO MANAGEMENT V,	)
L.P.; APOLLO INVESTMENT FUND VI,	)
L.P.; APOLLO OVERSEAS PARTNERS	)
VI, L.P.; APOLLO OVERSEAS	)
PARTNERS (DELAWARE) VI, L.P.;	)
APOLLO OVERSEAS PARTNERS	)
(DELAWARE 892) VI, L.P.; APOLLO	)
OVERSEAS PARTNERS (GERMANY))
VI, L.P.; APOLLO ADVISORS VI, L.P.;	)
APOLLO MANAGEMENT VI, L.P.;	)
APOLLO MANAGEMENT, L.P.; AND	)
APOLLO GLOBAL MANAGEMENT,	)
LLC,	)
)
Plaintiffs/Counterclaim Defendants,	)
)
v.	) C.A. No. 3841-VCL
)
HUNTSMAN CORP.,	)
)
Defendant/Counterclaim Plaintiff.	)

ORDER AND FINAL PARTIAL JUDGMENT

For the reasons set forth in the court’s Opinion today’s date, it is hereby Ordered, Adjudged and Decreed as follows:

1.           Judgment is entered for Huntsman Corporation denying all declaratory relief sought by Hexion Specialty Chemicals, Inc. and Nimbus Merger Sub Inc. in Counts I, II and IV of the Amended and Supplemental Verified Complaint.

2.           Judgment is entered for Huntsman declaring that Hexion and Nimbus have breached their obligations and covenants under Sections 5.4, 5.8, 5.12, and 5.13 of the Agreement and Plan of Merger among Hexion, Nimbus, and Huntsman, dated as of July 12, 2007 (the “Merger Agreement”), and the implied covenant of good faith and fair dealing under the Merger Agreement, and that such breaches were knowing and intentional.

3            Judgment is entered ordering Hexion and Nimbus to specifically perform their covenants under Section 5.12(a) of the Merger Agreement, and requiring that Hexion and Nimbus use their reasonable best efforts to (i) satisfy on a timely basis all terms, covenants, and conditions set forth in the Commitment Letter (as defined in the Merger Agreement), (ii) enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Commitment

Letter, (iii) consummate the Financing (as defined in the Merger Agreement) at or prior to Closing (as defined in the Merger Agreement), and (iv) if necessary, enforce their rights under the Commitment Letter.

4.             Judgment is entered ordering Hexion and Nimbus to specifically perform their covenants under Section 5.12(b) of the Merger Agreement, and enjoining Hexion, Nimbus and all of their respective directors, officers, principals, employees, agents, servants, attorneys, advisors, representatives, affiliates, associates, and those persons or entities acting in concert or participation with them or on their behalf, from taking any further action that could reasonably be expected to materially impair, delay, or prevent consummation of the Financing contemplated by the Commitment Letter or any Alternate Financing (as defined in the Merger Agreement), unless Huntsman provides its prior written consent of any such action.

5.             Judgment is entered ordering Hexion and Nimbus to specifically perform their covenants under Section 5.13 of the Merger Agreement, including their obligation to use their reasonable best efforts to take all actions necessary and proper to consummate the Merger in the most expeditious manner practicable, but not specifically enforcing the consummation of the Merger itself.

6.             Judgment is entered ordering Hexion and Nimbus to (i) start the Marketing Period (as defined in the Merger Agreement) prior to the earlier of October 1, 2008 or the second business day following receipt of applicable regulatory approvals, or (ii) waive the right thereto.

7.             Judgment is entered ordering Hexion and Nimbus to specifically perform their covenants under Section 5.4 of the Merger Agreement, including their obligation to take all actions necessary to obtain antitrust approval for the Merger by October 2, 2008.

8.             Judgment is entered prohibiting Hexion or Nimbus from terminating the Merger Agreement.

9.             Judgment is entered prohibiting Hexion and Nimbus from continuing to breach the Merger Agreement.

10.           Judgment is entered prohibiting Hexion, Nimbus, and all of their respective directors, officers, principals, employees, agents, servants, attorneys, advisors, representatives, affiliates, associates, and those persons or entities acting in concert or participation with them or on their behalf, from interfering with or impeding the performance by Hexion or Nimbus of the actions set forth above.

11.           If the Closing has not occurred by October 1, 2008, the Termination Date under the Merger shall be and is hereby extended until five (5) business days following such date that this Court determines that Hexion has fully complied with the terms of this Order.

In addition to the foregoing, judgment is reserved on Counts III and IV of the Amended and Supplemental Complaint, on Counts III, IV and V of Huntsman’s counterclaims, and on Huntsman’s claims for monetary damages.

There is no just reason for the delay of the entry of a final order, adjudication and judgment with respect to the items set forth herein above. Accordingly, in accordance with Rule 54(b) of the Court of Chancery Rules, the orders, adjudications and judgments set forth above are intended to be and are hereby determined to be final notwithstanding the fact that certain claims for relief have been reserved for further proceedings.

IT IS SO ORDERED, this 29th day of September, 2008.

/s/ Stephen P. Lamb
Vice Chancellor